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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the following with respect to the Registration Statement (No.
333-      ) on Form N-14 under the Securities Act of 1933, as amended, of Market
Street Fund, Inc.:

     - The inclusion of our report dated January 31, 1997 on our audit of the financial statements and financial highlights of Market Street Funds, Inc. in the Statement of Additional Information.

     - The incorporation by reference of our report dated January 31, 1997 into the Prospectus.

     - The reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Services-Independent Accountants" in the Statement of Additional Information.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 17, 1997